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                      ARTICLE OF AMENDMENT
              ALLIANCE GLOBAL SMALL CAP FUND, INC.

         Alliance Global Small Cap Fund, Inc., a Maryland

corporation having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of

Maryland that:

         FIRST:  The Articles of Incorporation of the corporation

are hereby amended in Article FIFTH by deleting Section A. and inserting in lieu thereof a new Section A. as set forth below:

         A. The total number of shares which the Corporation has authority to issue is 62 million five hundred thousand (62,500,000) shares of capital stock of the par value of $.01 per share and of the aggregate par value of $625,000. The capital stock shall be initially classified into three classes, consisting of 25 million (25,000,000) shares of Class A Common Stock, 12 million five hundred thousand (12,500,000) shares of Class B Common Stock, and 25 million (25,000,000) shares of Class C Common Stock. The shares of the Corporation's capital stock which were issued and outstanding at the effective time of the amendment to the Charter filed on February 1, 1991 were reclassified as "Class A Common Stock."

         SECOND:  The Articles of Incorporation of the

corporation are further amended in Article FIFTH by deleting the introductory language to Section B.1. and all of Section B.1.(a)

and inserting in lieu thereof new introductory language to

Section B.1. and a new Section B.1.(a) as set forth below:

         B. Each share of the capital stock of the Corporation shall be subject to the following provisions:

         1. The assets belonging to the Class A Common Stock, the assets belonging to the Class B Common Stock, and the assets belonging to the Class C Common Stock shall be invested in the same investment portfolio of the



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         Corporation and may be invested in the same investment
         portfolio of the Corporation with the assets of other classes of Common Stock of the Corporation hereafter created.

         Each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of and rights to require redemption, except as follows:

         (a) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Dividends or distributions shall be paid on shares of a class of stock only out of the assets belonging to that class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the Class A Common Stock, the Class B Common Stock, and the Class C Common Stock and any other class hereafter created may vary among the classes to reflect differing allocations of expenses of the Corporation among the holders of the various classes of Common Stock and any resultant differences among the net asset value of the various classes of Common Stock to such extent and for such purposes as the Board of Directors may deem appropriate.

         THIRD:  The Article of Incorporation of the Corporation

are further amended in Article FIFTH by deleting Section B.1.(e)

and inserting in lieu thereof a new Section B.1.(e) as set forth below:

         (e) Each holder of a share of capital stock of the Corporation shall be entitled to one vote for each share standing in such holder's name on the books of the Corporation, irrespective of the class thereof, and all shares of all classes shall vote together as a single class; provided, however, that (i) as to any matter with respect to which a separate vote of any class or of any classes voting together as a single class is required by law pursuant to any applicable order, rule or interpretation issued by the Securities and Exchange Commission, or otherwise, such requirement as to a separate vote by that class or those classes voting together as a single class, as the case may be, shall apply in lieu of a general vote of all classes as


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         described above, (ii) in the event that the separate
         vote requirements referred to in (i) above apply with respect to one or more classes, voting separately or as a single class, then subject to paragraph (iii) below, the shares of all other classes not entitled to a vote of a separate class or of separate classes voting together as a single class as aforesaid shall vote as a single class, and (iii) as to any matter which does not affect the interest of a particular class, such class shall not be entitled to any vote and only the holders of shares of the one or more affected classes shall be entitled to vote.

         FOURTH:  The Articles of Incorporation are further

amended in Article FIFTH by adding a new Section B.9. as set forth below:

         9. The Board of Directors is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized, by setting, changing or eliminating the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption of the stock. The provisions of Article FIFTH of these Articles of Incorporation (other than those provisions which by their terms are applicable solely to the Class A Common Stock, Class B Common Stock or Class C Common Stock) and the other provisions of the Articles of Incorporation relating to the stock of the Corporation generally, as they may be amended from time to time) shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class.

         FIFTH:  The Articles of Incorporation are further

amended by deleting Section A.3. of the definition of "Net Asset

Value" in Article EIGHTH and inserting in lieu thereof a now

Section A.3., as set forth below:

         3. The net asset value of a share of the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and any other class hereafter created shall be separately computed, and may vary from one another. The Board of Directors shall establish procedures for the allocation of investment income or capital gains and


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         expenses and liabilities of the Corporation among the
         various classes of Common Stock.

         SIXTH:  The foregoing amendments to the charter were

advised by the board of directors and approved by the

stockholders.

         SEVENTH:  Immediately before the foregoing amendments

the total number of shares of stock of all classes which the

Corporation had authority to issue was 37 million five hundred thousand (37,500,000) shares, the par value of each class of stock being $1.00 per share, 25 million (25,000,000) of which shares were classified as Class A Common Stock and 12 million five hundred thousand (12,500,000) of which shares were

classified as Class B Common Stock.  The aggregate par value of all the shares of all classes was $37,500,000.  As amended, the total number of shares of stock of all classes which the

Corporation has authority to issue is 62 million five hundred thousand (62,500,000) shares, the par value of shares of each class of stock being $.O1 per share, with 25 million (25,000,000)

shares classified as Class A Common Stock, 12 million five

hundred thousand (12,500,000) shares classified as Class B Common

Stock, and 25 million (25,000,000) shares classified as Class C

Common Stock.  The aggregate par value of all shares of all

classes of the Corporation is $625,000.

         The undersigned Chairman of the Board acknowledges these

Articles of Amendment to be the corporate act of the Corporation and states to the best of his knowledge, information and belief



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that the matters and facts set forth in these Articles with respect to authorization and approval hereof are true in all material respects and that this statement is made under the

penalties of perjury.

         IN WITNESS WHEREOF, Alliance Global Small Cap Fund, Inc.

has caused these Articles of Amendment to be signed and filed in its name and on its behalf by its Chairman of the Board and

witnessed by its Secretary on April 30, 1993.

                                  ALLIANCE GLOBAL SMALL CAP FUND,
                                  INC.

                                  By:  /s/ John D. Carifa
                                       _________________________
                                       John D. Carifa, Chairman
                                       of the Board

WITNESS:

/s/ Edmund P. Bergan, Jr.
_______________________
Edmund P. Bergan, Jr.
Secretary























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